Exhibit 99.1

February 13, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 13, 2006, of MIAD Systems Ltd. and are in agreement with the statements contained in paragraph (a) therein.  We have no basis to agree or disagree with other statements of the registrant contained in paragraph (b) therein.

Sloan Partners LLP